EXHIBIT 99.1

Synthesis Energy Systems, Inc. Appoints Wade A. Taber as Vice President of Engineering

HOUSTON, Jan. 05, 2016 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company whose advanced SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas, LNG and crude oil based energy, today announced that Wade A. Taber has been appointed Vice President of Engineering. Mr. Taber’s responsibilities include leading all engineering and technology items for SES on a global basis, sourcing of SES Gasification proprietary equipment, intellectual property management, product development, and technology commercialization. He will be reporting to DeLome Fair, Senior Vice President of SES and President of SES Technologies, LLC.

Mr. Taber most recently served as Senior Engineering Manager – Components/Technology Innovation for General Electric since 2007, where his accomplishments included more than a dozen patented and trade secret innovations in gasification technology. Mr. Taber received GE’s Corporate Engineering Award for his development and commercialization of GE’s Advanced Chromia Refractory, which doubled refractory life for solid feedstock gasification. His responsibilities at GE included management of global new product innovation for vessels and linings, feed and heat recovery systems, and other gasification equipment. He also served as technical leader and senior engineer for refractory systems.

“Wade is a strong addition to our management team. Wade’s clear passion for SES Gasification Technology, combined with his deep industry knowledge and commitment to engineering excellence, make him an exciting addition to our team,” said Ms. Fair. “Wade’s skilled leadership and keen understanding of the opportunity before us will energize our engineering teams in Houston and Shanghai. I am excited to have him join our team at this fortuitous time, when we’ve ramped-up efforts to support our best near-term prospects across all key markets. Numerous activities are underway on prospective projects in industrial syngas, iGAS power, and substitute natural gas globally. I look forward to Wade’s many contributions to SES’s success in these projects and beyond.”

Prior to his eight-year tenure with GE, Mr. Taber served as Senior Application Engineer – Energy Systems/Gasification with Saint-Gobain Ceramics, 1998-2007. He grew Saint-Gobain’s refractories business by over $5 million in a three-year period, and was responsible for engineering and sales for the North American gasification market. Previously Mr. Taber served as Construction Supervisor and Project Engineer for Zampell Refractories, where he managed diverse construction trades, and was responsible for designing and supervising refractory projects for myriad industries including power, chemical and waste, 1997-1998.

“I am excited to join the SES team. My career focus on gasification lends a clear view on why SES Gasification Technology is today’s here-and-now energy solution for the developing and newly industrializing regions of our world,” said Mr. Taber. “SES Gasification Technology’s unique ability to cleanly extract hydrogen and carbon from even the lowest grade coal and coal wastes, as well as biomass and municipal wastes, opens up gasification where it’s needed most. This ‘Growth With Blue Skies’ technology can bring energy independence by its advanced ability to cleanly and economically convert vast local feedstock resources into energy products with huge demand, such as reliable power.”

Mr. Taber holds a B.S. degree in Ceramic Engineering/Materials Science from the University of Illinois, and has completed several advanced leadership programs at The Browne Centre - University of New Hampshire, and GE's Crotonville campus.

About Synthesis Energy Systems, Inc.
Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the completion of the expansion and repurposing of our ZZ Joint Venture plant to produce acetic acid and propionic acid; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
747.222.7012
PR@synthesisenergy.com